EXHIBIT 5

             Opinion of Shumaker Williams, P.C.

                  SHUMAKER WILLIAMS, P.C.
                  3425 Simpson Ferry Road
                Camp Hill, Pennsylvania 17011
                     (717) 763-1121




                                December 12, 1996



Walter E. Daller, Jr.
President and CEO
HARLEYSVILLE NATIONAL CORPORATION
483 Main Street
Harleysville, Pennsylvania 19438

     Re: HARLEYSVILLE NATIONAL CORPORATION (the "Corporation")
         Registration Statement Form S-8
         Our File No. 343-96

Dear Mr. Daller:

     In connection with the above-referenced registration statement on Form S-8 pertaining to the Harleysville National
Corporation Stock Bonus Plan ("Plan"), we have acted as Special
Corporate Counsel to the corporation and have examined all documents, transactions and questions of law which we deem necessary and appropriate for purposes of rendering the following opinion.

     Based on our examination, it is our opinion that when the registration statement on Form S-8 is filed and becomes effective under the Securities Act of 1933, those shares of $1.00 par value of common stock of the Corporation issued or distributed thereunder and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully-paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the registration statement on Form S-8.

                                SHUMAKER WILLIAMS, P.C.


                          By   /s/ Nicholas Bybel, Jr.
                               -------------------------
                               Nicholas Bybel, Jr.

NB/tb:65804